Exhibit 99.1

ScoutCam Reports First Quarter 2022 Financial Results and Provides Corporate Update

Gaining traction in the Condition Based Monitoring (CBM) and Predictive Maintenance (PdM) markets with a patented visual sensor solution and new licensing agreement

Omer, Israel, May 16, 2022 /-- ScoutCam Inc. (OTCQB: SCTC) (“ScoutCam” or the “Company”), a leading provider of visualization solutions across a variety of industries based on small and highly resilient cameras, today announced its consolidated financial results for the first quarter ended March 31, 2022 and provided a corporate update.

As of March 31, 2022, ScoutCam had $19.3 million of cash and short-term deposits on its balance sheet and the Company reported an operating loss of $2.7 million for the quarter.

“We continue to be excited about the numerous applications of our products, specifically within the framework of Industry 4.0,” stated ScoutCam’s CEO, Yovav Sameah. “Our innovative, patented technology is in the early stages of market acceptance, and we remain optimistic that over time adoption will be reflected in our financial results.”

“During the quarter, we increased research and development expenses to $954,000, as we expanded applications of our Camera-as-a-Sensor™ portfolio for Condition Based Monitoring (CBM) and Predictive Maintenance (PdM) markets, and focused on new verticals such as automotive, aviation, wind turbines, UAVs and energy, where ScoutCam’s solutions can increase safety and performance.”

“Additionally, we recently signed a new licensing agreement with Japan-based Sumita Optical Glass, Inc., allowing us to monetize and benefit from our patented technology portfolio through royalty payments. We will continue to evaluate future opportunities for licensing agreements as an additional source of revenue.”

“Lastly, with our new solutions, we’ve adopted a subscription-based model, which allows customers to access data collection and cloud storage as well as AI-based analysis. Going forward, we plan on gaining market share and growing our revenues as we expand into new verticals in order to enhance shareholder value,” Sameah concluded.

About ScoutCam

ScoutCam is pioneering the Predictive Maintenance and Condition Based Monitoring markets with its visualization and AI platform. Having introduced the use of its micro camera and AI platform to Industry 4.0 markets such as aviation, energy, mobility and transportation, ScoutCam’s Camera-as-a-sensor™ technology, accompanied by specialized AI analysis models, is being deployed in hard-to-reach locations and harsh environments, across a variety of Predictive Maintenance and Condition Based Monitoring use cases. ScoutCam’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the Company’s ability to evaluate future opportunities for licensing agreements, gain market share, grow our revenues and expand into new verticals, as discussed in this press release. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro ScoutCam™ technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of ScoutCam’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.

For more information, please visit https://www.scoutcam.com.

Investor Relations Contact:

Miri Segal

MS-IR LLC

Tel: +917-607-8654

E-mail: msegal@ms-ir.com